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EXHIBIT 10.11

                SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS
                -------------------------------------------------

         This Settlement Agreement and Mutual Release of Claims (`Agreement") is made and entered into as of August 13, 2001 by and among Beauty Resource, Inc. ("Beauty Resource") and Biozhem Cosmecuticals, Inc. ("Biozhem").

                                    RECITALS
                                    --------

         WHEREAS on or about August 7, 2001, Beauty Resource filed an action against Biozhem and others in the Los Angeles County Superior Court styled Beauty Resource, Inc. v. Biozhem Cosmecuticals, Inc., David H. Berglass and Does 1 through 100, inclusive, Case No. BC 255691 (the "Action"). In the Action, Beauty Resource asserts a claim against Biozhem for breach of the Management Agreement between Beauty Resource and Biozhem.

         WHEREAS the parties to this Agreement desire to fully and forever resolve their disputes and differences.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and agreements herein contained, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

         1. PAYMENT TO BEAUTY RESOURCE. Biozhem agrees to pay Beauty Resource the sum of One Hundred thousand Dollars ($100,000.00) (the "Settlement Sum") as follows: $50,000.00 upon the execution of this Agreement; $25,000.00 on or before October 31. 2001; and $25,000.00 on or before December 31, 2001.



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         2. ISSUANCE OF BIOZHEM COMMON STOCK TO BEAUTY RESOURCE. Upon the
execution of this Agreement, Biozhem will issue to Beauty Resource 337,500 shares of Biozhem common stock.

         3. CEO SIGNING BONUS. Biozhem confirms that it has issued to (Gayle Walker warrants to purchase 100,000 shares of Biozhem common stock having an exercise price of $0.25 per share and expiring September 30, 2003 as the CEO Signing Bonus under the Management Agreement.

         4. REGISTRATION OF THE STOCK AND WARRANTS WITH THE SEC. Biozhem agrees to register the common stock described in paragraph 2, on an S-1 B-2 or S-3 Registration Statement, whichever it is qualified to use, on or before September or 30, 2001 to permit the sale of this stock by Beauty Resource. Biozhem agrees to similarly register the 100,000 warrants described in paragraph 3 as well as the shares of Biozhem common on stock underlying these warrants on or before September 30, 2001. Biozhem will diligently pursue these registrations with the Securities and Exchange Commission and take whatever steps necessary to ensure that they become effective.

         5. DISMISSAL OF THE ACTION WITH PREJUDICE. Upon receipt by Beauty Resource of the first installment payment in paragraph 1, Beauty Resource will file a Request for Dismissal of the Action with prejudice.

         6. BEAUTY RESOURCE'S RELEASE OF BIOZHEM. Upon receipt of the final installment of the Settlement Sum, Beauty Resource, its affiliates, and their respective officers, directors, shareholders, agents, employees, representatives, attorneys, agents, successors and assigns will have fully and forever released and discharged Biozhem and its officers, directors, shareholders, agents, employees, representatives, attorneys, agents, successors and assigns from

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any and all claims, demands, actions, causes of action, liabilities and damages asserted in the Action or which could have been asserted in the action relating to or arising from the Management Agreement and from all future obligations under the Management Agreement except as expressly set forth herein.

         7. BIOZHEM'S RELEASE OF BEAUTY RESOURCE. Biozhem and its officers, directors, shareholders, agents, employees, representatives, attorneys, agents, successors and assigns hereby fully and forever release and discharge Beauty Resource, its affiliates and their respective officers, directors, shareholders, agents, employees, representatives, attorneys, agents, successors and assigns from any and all claims, demands, actions, causes of action, liabilities and damages, relating to or arising from the Management Agreement or the Action which could have been asserted by Biozhem in the Action by way of cross-complaint or otherwise and from all future obligations under the Management Agreement except as expressly set forth herein.

         8. RELEASE OF UNKNOWN CLAIMS. Beauty Resource and Biozhem acknowledge that they are familiar with and have been advised regarding the provisions of
Section 1542 of the California Civil Code, which provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Beauty Resource and Biozhem acknowledge that they may have sustained damages, leases, costs or expenses that are presently unknown or unsuspected, and that such damages, losses, costs, or expenses may give rise to additional damages, losses, costs or expenses in the future. Beauty Resource and Biozhem acknowledge that this Agreement has been en negotiated and agreed upon in light of Civil Code Section 1542, and they hereby expressly waive any and all rights which they may have under that statute or under any other statute or rule of similar effect.

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         9. NO ADMISSIONS. This Agreement is part of the compromise and settlement of contested claims. No action taken by the parties hereto, either previously or in connection with the compromise reflected in this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any claim, demand, or cause of action referred to herein or relating to the subject matter of this Agreement, or any acknowledgement by them, or any of them, of any fault or liability to any party hereto or to any other person in connection with any matter or thing.

         10. NO ASSIGNMENTS. The parties hereto represent and warrant to each other that no portion of any claim, demand, cause of action, or other matter released herein has been assigned to any other person or entity, either directly or by Way of subrogation or operation of law.

         11. INDEMNIFICATION OF BEAUTY RESOURCE. Biozhem shall indemnify, defend and hold harmless Beauty Resource, its affiliates and their respective officers, directors, shareholders, agents, employees, representatives. attorneys, agents, successors and assigns from and against any and all losses, liabilities, claims, damages, deficiencies and expenses, including interest, penalties, court costs and reasonable attorneys' fees which may be incurred by or suffered by persons or entities and which arise out of or result from any breach of any representation, warranty, covenant or agreement of Biozhem contained in this Agreement.

         12. INDEMNIFICATION OF BIOZHEM. Beauty Resource shall indemnify, defend and hold harmless Biozhem, its officers, directors, shareholders, agents, employees, representatives, attorneys, agents, successors and assigns from and against any and all losses, liabilities, claims, damages, deficiencies and expenses. including interest, penalties, court costs and reasonable attorneys' fees which may be incurred by or suffered by persons or entities and

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which arise out of or result from any breath of any representation, warranty, covenant or agreement of Beauty Resource contained in this Agreement.

         13. INTEGRATED AGREEMENT. This Agreement is an integrated agreement and contains the entire understanding of the parties regarding the matters set forth herein. The parties acknowledge that they have not relied on any representation, statement of fact, promise, warranty, or opinion except those expressly set forth or incorporated in this Agreement, in deciding to enter into this Agreement. This Agreement supercedes and. controls any and all prior communications between the parties or their representatives relative to the matters contained herein. This Agreement may not be changed, amended, or modified except by a writing signed by the party affected by any such change, amendment or modification.

         14. JOINT DRAFTING. This Agreement has been jointly drafted by each of the parties hereto, and the parties are jointly responsible for all of the language contained herein. The rule of interpretation contained in California Civil Code section 1654 providing for the interpretation of contract language against the party responsible for any ambiguity or uncertainty shall not apply to the interpretation of this Agreement.

         15. BINDING NATURE OF TERMS AND REPRESENTATIONS OF THE PARTIES. Each of the terms of this Agreement shall inure to the benefit of, and is binding upon, each of the signatories hereto and upon their respective predecessors, successors, transferees, and assigns.

         16. APPLICABLE LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts between California domiciliaries which are to be performed wholly within the State of California.

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         17. ATTORNEY'S FEES. In the event that any party brings any action or proceeding against the other because of breach of a covenant, condition, or provision hereof; or for any other relief, declaratory or otherwise, including appeals therefrom, and whether being an action in tort or contract, then the prevailing party in such action or proceeding shall be paid by the other party reasonable attorney's fees and all costs of such action or proceeding whether or not such action or proceeding is prosecuted to

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts.

BEAUTY RESOURCE, INC.                        BIOZHEM COSMECUTICALS, INC.

By: /s/ Gayle Walker                         By: /s/ John C. Riemann
    ------------------------------               -------------------------------
    Gayle Walker                                 John C. Riemann
    President                                    Chairman

APPROVED AS TO FORM AND CONTENT:

HENNELLY & GROSSFELD LLP                     STEPHENS & KRAY

By: /s/ Paul T. Martin                       By: /s/ Lon T. Stephens
    ------------------------------               -------------------------------
    Paul 1. Martin                               Lon T. Stephens
    Attorneys for Beauty Resource, Inc.          Attorney for Biozhem
                                                  Cosmecuticals, Inc.

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